EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Public Service Enterprise Group Incorporated on Form S-8 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 20, 2000